Exhibit 99.1

Execution Version

Form of Lock-up Agreement

December 16, 2019

BofA Securities, Inc.

Piper Jaffray & Co.

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Piper Jaffray & Co.

345 Park Avenue, Suite 1200

New York, New York 10154

RE: Proposed Public Offering by Neoleukin Therapeutics, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.000001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares and/or an officer and/or director of the Company. The Company proposes to conduct a public offering of Shares (the “Offering”) for which BofA Securities, Inc. and Piper Jaffray & Co. (collectively, the “Representatives”) will act as the representatives of the underwriters (the “Underwriters”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will use best efforts to cause any Immediate Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Immediate Family Member,

Execution Version

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the Underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (i) the transfer of Shares or Related Securities by gift, or by will or intestate succession to the legal representative, heir, beneficiary or any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or Family Member(s), (ii) if the undersigned is a non-individual, transfer of Shares or Related Securities to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partners, general partners, limited liability company members or stockholders of the undersigned, or, if the undersigned is a corporation, to any wholly owned subsidiary of such corporation, if, in any such case, such transfer is not for value or (iii) transfers of Shares or Related Securities pursuant to a qualified domestic relations order or a negotiated divorce settlement; provided, however, that in any such case, it shall be a condition to such transfer that:

•

each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•

prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

For the avoidance of doubt, the foregoing restrictions shall not apply to, and nothing in this letter agreement prohibits the undersigned (or any Immediate Family Member of the undersigned) from, (i) exercising any options or other rights to purchase Shares pursuant to any stock option, stock bonus or other stock plan or arrangement existing as of the date hereof and described in the Registration Statement (as defined in the Underwriting Agreement) (which exercises may be effected on a cashless basis to the extent the instruments representing such options, warrants or other rights permit exercises on a cashless basis), (ii) receiving grants by the

Execution Version

Company of stock options or other stock-based awards to the undersigned pursuant to any stock option, stock bonus or other stock plan or arrangement existing as of the date hereof and described in the Registration Statement; provided, however, in any such case, any Shares or Related Securities acquired shall remain subject to this letter agreement, or (iii) transferring or disposing of Shares acquired in the Offering or on the open market following the Offering, provided that no filing under the Exchange Act or other public announcement may be required or voluntarily made in connection with such transfer or disposition pursuant to this clause (iii) during the Lock-up Period. In addition, the undersigned may enter into any plan designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) (other than the entry into such a plan in such a manner as to allow the sale of Shares or Related Securities, in each case, within the Lock-up Period); provided, however, that no public announcement or filing under the Exchange Act regarding the establishment of such 10b5-1 Plan shall be required or made during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Immediate Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, and has no knowledge that any Immediate Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Immediate Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall lapse and become null and void, and the undersigned shall be released from all obligations under this letter agreement, if (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before January 31, 2020 or (iii) if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Firm Shares (as defined therein) to be sold thereunder.

[Signature Page Follows]

Execution Version

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

/s/ Jonathan Drachman
Signature

Jonathan Drachman
Printed Name of Person Signing

Execution Version

ANNEX A

Certain Defined Terms Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean any individual related by blood, marriage or adoption, but not more remotely than as a first cousin, to the undersigned.

“Immediate Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). The term “immediate family” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

Execution Version

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.